Exhibit (8)(AL)

PARTICIPATION AGREEMENT

AMENDMENT NO. 1

Effective as of July 24, 2007

THE PARTICIPATION AGREEMENT, dated as of the 1st day of March, 2006 by and among TIAA-CREF Life Insurance Company (the “Company”), on its own behalf and on behalf of its separate accounts (the “Accounts”); WANGER ADVISORS TRUST (the “Fund”); COLUMBIA WANGER ASSET MANAGEMENT, LLP (the “Adviser”); and COLUMBIA MANAGEMENT DISTRIBUTORS, INC. (the “Distributor”) is hereby amended as follows:

1. Schedule A of the Agreement is deleted in its entirety and replaced with the following:

Schedule A

CONTRACTS

TIAA-CREF Intelligent Life Flexible Premium Variable Universal Life Insurance Policy

TIAA-CREF Intelligent Variable Annuity Contract

TIAA-CREF LIFE INSURANCE COMPANY By its authorized officer,

By:
Title: Vice President

WANGER ADVISORS TRUST By its authorized officer,

By:
Title: _______________________________

COLUMBIA WANGER ASSET MANAGEMENT, LLP By its authorized officer,

By:
Title: _______________________________

COLUMBIA MANAGEMENT DISTRIBUTORS, INC. By its authorized officer,

By:
Title: _______________________________